U.S. XPRESS ENTERPRISES, INC.
2006 Omnibus Incentive Plan

AWARD NOTICE

GRANTEE:
TYPE OF AWARD:	Restricted Stock Award
NUMBER OF SHARES:
DATE OF GRANT:

1. Grant of Restricted Stock. This Award Notice serves to notify you that U.S. Xpress Enterprises, Inc., a Nevada corporation (the "Company"), hereby grants to you, under the Company's 2006 Omnibus Incentive Plan (the "Plan"), a Restricted Stock Award (the "Award"), on the terms and conditions set forth in this Award Notice and the Plan, of the number of shares set forth above ("Restricted Shares") of the Company's Class A common stock, par value $0.01 per share (the "Common Stock"), set forth above. The Plan is incorporated herein by reference and made a part of this Award Notice. A copy of the Plan is available from the Company's Legal Department upon request. You should review the terms of this Award Notice and the Plan carefully. The capitalized terms used in this Award Notice and not otherwise defined herein are defined in the Plan.

2. Restrictions and Vesting. Subject to the terms and conditions set forth in this Award Notice and the Plan, provided you are still in the employment or service of the Company or any Affiliated Company at that time, portions of the Restricted Shares shall vest, and the restrictions thereon shall lapse, as of the dates specified in the table below (the "Vesting Dates"). Any fractional share resulting from proration shall vest on the last Vesting Date. The period of time commencing on the date of grant set forth above and ending on each Vesting Date with respect to the percentage vesting on such Vesting Date has been established as the Restriction Period by the Committee.

Vesting Date	Percentage of Shares Subject to Vesting and Release from Restrictions on the Vesting Date

3. Effect of Death or Other Termination of Employment. If your Employment is terminated for any reason other than your Retirement at age 65 or older, Disability or death prior to the complete vesting of the Restricted Shares, the unvested portion of the Restricted Shares shall be forfeited immediately and all your rights to such shares shall terminate immediately without further obligation on the part of the Company or any Affiliated Company. If your Employment is terminated by reason of your Retirement, Disability or death prior to the complete vesting of the Restricted Shares, any unvested portion of the Restricted Shares shall immediately vest as of the date of the occurrence of such event.

4. Effect of Change In Control. Upon the occurrence of a Change in Control, any unvested portion of the Restricted Shares shall immediately vest as of the date of the occurrence of such event.

5. Registration. Certificates representing the number of Restricted Shares subject to this Award that vest on each Vesting Date shall be registered in your name, or shall be evidenced in such other manner permitted by applicable law as determined by the Committee. Such certificate(s) shall bear an appropriate legend referring to the applicable restrictions and shall be deposited by you with the Company, together with a stock power endorsed in blank. Until the vesting of the Restricted Shares, the certificate or certificates shall be held by the Company for your account.

6. Issuance of Shares. Subject to Sections 7 and 11 of this Award Notice, upon the vesting of any Restricted Shares pursuant to this Award Notice, the Company shall issue a certificate representing such vested Restricted Shares as promptly as practicable following the date of vesting. The Restricted Shares may be issued during your lifetime only to you, or after your death to your designated beneficiary, or, in the absence of such beneficiary, to your duly qualified personal representative.

7. Withholding. You shall pay to the Company, or make other arrangements satisfactory to the Company regarding the payment of, any federal, state, or local taxes of any kind required by applicable law to be withheld with respect to the Restricted Shares awarded under this Award Notice. Your right to receive the Restricted Shares under this Award Notice is subject to, and conditioned on, your payment of such withholding amounts.

8. Nonassignability. The Restricted Shares and the right to vote such shares and to receive dividends thereon may not, except as otherwise provided in the Plan, be sold, transferred, assigned, pledged, conveyed, hypothecated or otherwise disposed of in any way prior to the vesting of such shares, except by will or the laws of descent and distribution, or as otherwise determined by the Committee. After vesting, the sale or other transfer of the shares of Common Stock shall be subject to applicable laws, regulations, and stock exchange or quotation system rules.

9. Rights as a Stockholder; Limitation on Rights. Unless the Award is cancelled as provided in Section 3 of this Award Notice, prior to the vesting of the Restricted Shares, you will have all of the other rights of a stockholder with respect to the Restricted Shares so awarded, including, but not limited to, the right to receive such cash dividends, if any, as may be declared on such shares from time to time and the right to vote (in person or by proxy) such shares at any meeting of stockholders of the Company. Neither the Plan, the granting of the Award, nor this Award Notice gives you any right to remain in the employment or service of the Company or any Affiliated Company.

10. Rights of the Company and Affiliated Companies. This Award Notice does not affect the right of the Company or any Affiliated Company to take any corporate action whatsoever, including without limitation its right to recapitalize, reorganize, or make other changes in its capital structure or business, merge or consolidate, issue bonds, notes, shares of Common Stock or other securities, including preferred stock, or options therefor, dissolve or liquidate, or sell or transfer any part of its assets or business.

11. Restrictions on Issuance of Shares. If at any time the Company determines that the listing, registration, or qualification of the Restricted Shares upon any securities exchange or quotation system, or under any state or federal law, or the approval of any governmental agency, is necessary or advisable as a condition to the issuance of a certificate representing any vested Restricted Shares, such issuance may not be made in whole or in part unless and until such listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

12. Plan Controls. This Award is subject to all of the provisions of the Plan, which is hereby incorporated by reference, and is further subject to all the interpretations, amendments, rules, and regulations that may from time to time be promulgated and adopted by the Committee pursuant to the Plan. In the event of any conflict among the provisions of the Plan and this Award Notice, the provisions of the Plan will be controlling and determinative.

13. Amendment. Except as otherwise provided by the Plan, the Company may only alter, amend, or terminate this Award with your consent.

14. Governing Law. This Award Notice shall be governed by and construed in accordance with the laws of the State of Tennessee, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions.

15. Notices. All notices and other communications to the Company required or permitted under this Award Notice shall be written, and shall be either delivered personally or sent by registered or certified first-class mail, postage prepaid and return receipt requested, or by telex or telecopier, addressed to the Company’s office at 4080 Jenkins Road, Chattanooga, Tennessee, 37421, Attn: Legal Officer. Each such notice and other communication delivered personally shall be deemed to have been given when delivered. Each such notice and other communication delivered by mail shall be deemed to have been given when it is deposited in the United States mail in the manner specified herein, and each such notice and other communication delivered by telex or telecopier shall be deemed to have been given when it is so transmitted and the appropriate answer back is received.

ACKNOWLEDGEMENT

The undersigned acknowledges receipt of, and understands and agrees to be bound by, this Award Notice and the Plan. The undersigned further acknowledges that this Award Notice and the Plan set forth the entire understanding between him or her and the Company regarding the Restricted Stock granted by this Award Notice and that this Award Notice and the Plan supersede all prior oral and written agreements on that subject.

Dated: _______________, 20___

Grantee:

U.S. Xpress Enterprises, Inc.

By:
Name:
Title: